       EXHIBIT 12.1 -- COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (DOLLARS IN MILLIONS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)

                                                                                          YEAR ENDED
                                                                       ------------------------------------------------
                                                THREE MONTHS ENDED
                                               ---------------------        DECEMBER 31,                JUNE 30,
                                               MARCH 30,    APRIL 1,   -----------------------   ----------------------
                                                  1996        1995      1995     1994    1993    1993    1992     1991
                                               ----------   --------   ------   ------   -----   -----   -----   ------
Income before provision for national income
  taxes, minority interests in net income
  (loss) of subsidiaries, equity (income)
  loss of affiliates, and extraordinary
  items......................................    $ 40.8      $ 30.3    $152.9   $114.6   $26.1   $28.4   $(6.5)  $(20.3)
Fixed charges................................      27.2        15.8      82.6     52.2    49.8    51.7    58.1     63.3
Distributed income of affiliates.............        --          --       1.3      0.9     1.0      --      --       --
Minority interest expense for majority-owned
  subsidiaries with no fixed charges.........        --          --        --       --      --      --      --     (0.4)
                                                 ------      ------    ------   ------   -----   -----   -----   ------
Earnings.....................................    $ 68.0      $ 46.1    $236.8   $167.7   $76.9   $80.1   $51.6   $ 42.6
                                                 ------      ------    ------   ------   -----   -----   -----   ------
Interest expense.............................      24.4        14.2      75.5     46.7    45.6    47.8    55.2     61.7
Portion of lease expense representative of
  interest(1)................................       2.8         1.6       7.1      5.5     4.2     3.9     2.9      1.6
                                                 ------      ------    ------   ------   -----   -----   -----   ------
Fixed Charges................................    $ 27.2      $ 15.8    $ 82.6   $ 52.2   $49.8   $51.7   $58.1   $ 63.3
                                                 ------      ------    ------   ------   -----   -----   -----   ------
Ratio of Earnings to Fixed Charges...........       2.5x        2.9x      2.9x     3.2x    1.5x    1.5x     --       --
                                                 ======      ======    ======   ======   =====   =====   =====   ======
Fixed Charges in Excess of Earnings..........    $   --      $   --    $   --   $   --   $  --   $  --   $ 6.5   $ 20.7
                                                 ======      ======    ======   ======   =====   =====   =====   ======

                                                                                 PRO FORMA
                                                                                THREE MONTHS     PRO FORMA
                                                                                   ENDED        YEAR ENDED
                                                                                 MARCH 30,     DECEMBER 31,
                                                                                    1996           1995
                                                                                ------------   -------------
Income before provision for national income taxes, minority interests in net income (loss) of subsidiaries, equity (income) loss of affiliates, and
  extraordinary items.........................................................     $ 47.4         $ 188.2
Fixed charges.................................................................       32.6           132.5
Distributed income of affiliates..............................................        1.6             1.3
Minority interest expense for majority-owned subsidiaries with no fixed
  charges.....................................................................         --              --
                                                                                   ------         -------
Earnings......................................................................     $ 81.6         $ 322.0
                                                                                   ------         -------
Interest expense..............................................................       29.3           122.5
Portion of lease expense representative of interest(1)........................        3.3            10.0
                                                                                   ------         -------
Fixed Charges.................................................................     $ 32.6         $ 132.5
                                                                                   ------         -------
Ratio of Earnings to Fixed Charges............................................        2.5x            2.4x
                                                                                   ======         =======
Fixed Charges in Excess of Earnings...........................................         --              --
                                                                                   ======         =======

- -------------------------
(1) One-third of lease expense.